CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Starboard Investment Trust. Such reference is included in the Statement of Additional Information of the Rx Dynamic Growth Fund (formerly known as “ISM Dynamic Growth Fund”), Rx Dynamic Total Return Fund (formerly known as “ISM Dynamic Total Return Fund”), Rx Non Traditional Fund (formerly known as “ISM Non Traditional Fund”), Rx High Income Fund (formerly known as “ISM High Income Fund”), Rx Traditional Equity Fund (formerly known as “ISM Strategic Equity Fund”), Rx Traditional Fixed Income Fund (formerly known as “ISM Strategic Fixed Income Fund”), Rx Tactical Rotation Fund (formerly known as “ISM Global Alpha Tactical Fund”), Rx Tax Advantaged Fund (formerly known as “ISM Tax Free Fund”), Rx Dividend Income Fund (formerly known as “ISM Dividend Income Fund”), and Rx Premier Managers Fund (formerly known as “ISM Premier Asset Management Fund”) under the heading “Independent Registered Public Accounting Firm.”

       BBD, LLP

Philadelphia, Pennsylvania
July 17, 2013